EXHIBIT 3



             AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                by and among

                        PROMEDCO MANAGEMENT COMPANY

                       GS CAPITAL PARTNERS III, L.P.

                                    and

              The Parties Listed On The Signature Page Hereto


                               July 13, 2000

             AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
             --------------------------------------------------


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of July 13, 2000, by and among PROMEDCO MANAGEMENT COMPANY, a Delaware corporation (the "Company"), GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCP"), certain affiliates of GSCP set forth on the signature page of this Agreement (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and permitted assigns, the "GSCP Parties") and MTS Investors E, L.P., a Delaware limited partnership ("MTS", and together with their respective successors and permitted assigns, the "MTS Entities").

     WHEREAS, the Company and the GSCP Parties have entered into a Securities Purchase Agreement, dated as of January 13, 2000, a First Amendment to Securities Purchase Agreement, dated as of May 5, 2000 and a Second Amendment to Securities Purchase Agreement, dated as of July 12, 2000 (as amended, the "Purchase Agreement");

     WHEREAS,   pursuant  to  the  Purchase  Agreement,  the  GSCP  Parties purchased 425,000 shares of Series A Preferred Stock and 125,000 shares of Series B Preferred Stock; and

     WHEREAS, the GSCP Parties are contemplating transferring shares of Series A Preferred Stock and Series B Preferred Stock to MTS after the date hereof (the "MTS Transfer");

     WHEREAS, in connection with the Company and the GSCP Parties entering into the Purchase Agreement and in contemplation of the MTS Transfer, the Company has agreed to provide the registration rights set forth in this Agreement.

     ACCORDINGLY, the parties hereto agree as follows:

1.   Certain Definitions.
     -------------------

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Affiliate" means (i) with respect to any Person, any other Person that, directly or indirectly controls, is controlled by, or is under common control with, such Person or (ii) with respect to any individual, shall also mean the spouse or child of such individual; provided, that neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

     "Common Stock Equivalents" means any securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

     "Holder" or "Holders" means any party who is a signatory to this Agreement and any party who shall hereafter acquire and hold Registrable Securities.

     "Major Holder" means with respect to any registration the Holder that, together with its Affiliates, includes the largest number of Registrable Securities in such registration.

     "Person"  shall  mean  any  individual,  firm,  corporation,   limited
liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Second Closing" shall have the meaning ascribed thereto in the Purchase Agreement.

     "Series A Preferred Stock" shall mean the shares of the Company's Series A Preferred Stock, par value $0.01 per share.

     "Series B Preferred Stock" shall mean the shares of the Company's Series B Preferred Stock, par value $0.01 per share.

     "Registrable Securities" means (a) any shares of Common Stock or Common Stock Equivalents owned by the GSCP Parties or the MTS Entities at any time, (b) any shares of Common Stock issued or issuable upon the conversion, exercise or exchange of any shares of Series A Preferred Stock or Series B Preferred Stock owned by the GSCP Parties or the MTS Entities at any time, and (c) any shares of Common Stock issued with respect to the securities referred to in clauses (a), (b) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule) or (C) such securities may be sold pursuant to Rule 144(k) under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

2.   Registration Rights.
     -------------------

     2.1. Demand Registrations.
          --------------------

          (a) (i) Subject to Sections 2.1(b) and 2.3 below, each of (i) the GSCP Parties and (ii) the MTS Entities, shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of
Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests by any Holder(s) pursuant to this Section 2.1(a)(i) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the "Initiating Holder"). As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities. After the Company has effected two Demand Registrations pursuant to this Section 2.1(a)(i) at the request of the GSCP Parties and one Demand Registration pursuant to this Section 2.1(a)(i) at the request of the MTS Entities, the related registration statements have been declared effective, and with respect to a shelf registration pursuant to Rule 415 under the Securities Act, the distribution contemplated thereunder completed, the Company shall have no further obligation under this Section 2.1(a)(i); provided however, that with respect to a shelf registration pursuant to Rule 415 under the Securities Act, such registration statement shall have been effective for a period of not less than 60 days.

               (ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holder and (y) the Registrable Securities of any other Holder which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 30 days after the receipt of the Demand Exercise Notice (or, 15 days if, at the request of the Initiating Holder or the Major Holder participating in such registration, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

               (iii) The Company shall, as expeditiously as possible, use its best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, and (y) if requested by the Initiating Holder or the Major Holder participating in such registration, obtain acceleration of the effective date of the registration statement relating to such registration.

          (b) The Demand Registration rights granted in Section 2.1(a) to the Holders are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of 180 days after the effective date of any registration statement of the Company registering shares of Common Stock or Common Stock Equivalents (other than pursuant to a registration statement on Form S-4 or S-8 or an equivalent registration form then in effect); and (ii) if the Company shall furnish to Holders who have elected to exercise their rights under Sections 2.1(a)(i) and 2.1(a)(ii) a certificate signed by the President or the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, effecting the registration would adversely affect any material financing, material acquisition, or disposition of material assets or stock, or merger or other material comparable transaction or that disclosure of certain information that would otherwise be required to be disclosed in a Registration Statement to be filed pursuant to Section
2.1(a)(i) would be seriously detrimental to the Company, and it is therefore desirable and in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of time after receipt of such request; provided, however, that the Company may not defer such filing more than once in any 12-month period and the aggregate period of time during any such 12-month period which the Company may defer such filing shall not exceed 90 days.

          If the Company shall give any notice of postponement of any registration statement, the Company shall not, during the period of postponement, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). If the Company shall withdraw or prematurely terminate a registration statement filed under Section 2.1(a)(i) as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of postponement of a registration statement, the Company shall, at the end of such postponement period (which shall not exceed 90 days), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

          (c) If the Company, or any stockholder (other than a Holder) that has piggyback registration rights granted to such stockholder by the Company prior to the date hereof ("Additional Piggyback Rights"), wishes to offer any of its securities in connection with any registration initiated pursuant to this Section 2.1, no such securities may be offered by the Company or such other stockholder without the consent of the Major Holder unless the terms of such Additional Piggyback Rights require that such securities be registered in connection with any such Demand Registration, in which case such securities shall be offered only to the extent permitted by Section 2.3(a).

          (d) In connection with any Demand Registration, the Major Holder participating in such registration shall have the right to designate, (i) if Goldman, Sachs & Co. or one of its Affiliates (such Person, "GS & Co.") is not retained by the Company to serve as the lead managing underwriter in connection with such registration, the lead managing underwriter for such registration and (ii) each other managing underwriter for such registration, provided that each such other managing underwriter is reasonably satisfactory to the Company.

     2.2. Piggyback Registrations.
          -----------------------

          (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

          (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

          (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

     2.3. Allocation  of  Securities  Included in  Registration  Statement.
          ----------------------------------------------------------------

          (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the "Manager") shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders or any other persons (including those shares of Common Stock requested by the Company and pursuant to Additional Piggyback Rights (each as permitted by the Major Holder)) exceeds the largest number (the "Section
2.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Major Holder, the Company shall include in such registration:

               (i) all Registrable Securities requested to be included in such registration by Holders of Registrable Securities; provided, however, that, if the number of such Registrable Securities exceeds the Section 2.1 Sale Number, the number of such Registrable Securities (not to exceed the Section 2.1 Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion;

               (ii) to the extent that the number of Registrable Securities to be included by all Holders pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.1 Sale Number, securities that the Company proposes to register (as approved by the Major Holder); and

               (iii) to the extent that the number of Registrable Securities to be included by all Holders and the number of securities to be included by the Company is less than the Section 2.1 Sale Number, any other securities that the Holders thereof propose to register pursuant to the exercise of Additional Piggyback Rights (as approved by the Major Holder).

          If,  as a result  of the  proration  provisions  of this  Section
2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(y) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

          (b) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Company as a primary registration of its securities and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.2 Company Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

               (i) all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposes to register for its own account (the "Company Securities");

               (ii) to the extent that the number of Company Securities is less than the Section 2.2 Company Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders of Registrable Securities requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion; and

               (iii) to the extent the number of Company Securities plus the number of Registrable Securities requested to be included by all Holders is less than the Section 2.2 Company Sale Number, any other securities that the Holders thereof propose to register pursuant to the exercise of Additional Piggyback Rights.

          (c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by holders of securities of the Company other than the Holders or the Company (the "Registering Stockholders") and the Manager shall advise such Registering Stockholders that, in its view, the number of securities requested to be included in such registration (the "Stockholder Securities") exceeds the number (the "Section 2.2 Stockholder Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

               (i) all Stockholder Securities requested to be included in such registration by the Registering Stockholders; provided, however, that, if the number of such Stockholder Securities exceeds the Section
     2.2 Stockholder Sale Number, the number of such Stockholder Securities (not to exceed the Section 2.2 Stockholder Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Registering Stockholders requesting that Stockholder Securities be included in such registration, based on the number of Stockholder Securities then owned by each Registering Stockholder requesting inclusion in relation to the number of Stockholder Securities owned by all Registering Stockholders requesting inclusion;

               (ii) to the extent that the number of Stockholder Securities to be included by all Registering Stockholders pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.2 Stockholder Sale Number, Company Securities that the Company proposes to register; and

               (iii) to the extent that the number of Stockholder Securities plus the number of Company Securities is less than the
     Section 2.2 Stockholder Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders of Registrable Securities requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion.

     2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and
(ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Major Holder) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing on the basis that the registration statement fails to comply in any material respect with the requirements of the Securities Act and the rules and regulations promulgated thereunder);

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 180 days in the case of a registration pursuant to Section 2.1 or 120 days in the case of a registration pursuant to Section 2.2) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

          (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 17 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");

          (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (i) in connection with an underwritten offering, enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities or the Major Holder participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The Holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

          (j) use its best efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Major Holder participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

          (k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement only for the purpose of conducting reasonable due diligence in connection with such disposition;

          (l) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

          (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

          (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement and prior to the effectiveness thereof) provide copies of such document to counsel for the selling Holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request;

          (p) furnish to the Major Holder participating in the offering and the managing underwriter, without charge, at least one signed copy, and to each other Holder participating in the offering, without charge, at least one photocopy of a signed copy, of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (q) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

          (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

          (s) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

          Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

          If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     2.5. Registration Expenses.
          ---------------------

          (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in Nasdaq National Market, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the selling Holder(s) (selected by the Major Holder), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, "Expenses").

          (b) The Company shall pay all Expenses with respect to any Demand Registration.

          (c)  Notwithstanding  the  foregoing,  (x) the provisions of this
Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

     2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

     2.7. Limitations on Sale or Distribution of Other Securities. (a) Each Holder of Registrable Securities agrees that, to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account it will not sell any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days.

          (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 180 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

     2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     2.9. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliates, consultants, representatives, successors, assigns or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

          (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in
accordance   with  Section  2.1  or  2.2,  any  underwriter  and  Qualified
Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the fullest extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

          (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying  party  to such  indemnified  party  that it so  chooses,  the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or
(iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

          (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          (g) The indemnification and contribution required by this Section
2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.   Underwritten Offerings.
     ----------------------

     3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Major Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders with respect to title and ownership of shares as are customary in agreements of that type.

     3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type, on substantially the same terms as those contained herein.

     3.3. Underwriting Services. Notwithstanding anything contained herein to the contrary, in connection with a Demand Registration pursuant to
Section 2.1, GS & Co. shall have the right to act as the lead managing underwriter in any registration including Registrable Securities. If GS & Co. acts as a managing underwriter in any such registered offering, to the extent required by applicable law, a Qualified Independent Underwriter shall be retained by the Company and shall be acceptable to GS & Co. (which consent shall not be unreasonably withheld), and the Company shall pay all fees and expenses (other than underwriting discounts and commissions) of such Qualified Independent Underwriter.

4.   General.
     -------

     4.1. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Initiating Holder of a Demand Registration Request, (b) the Major Holder or (c) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares of capital stock of the Company.

     4.2. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     4.3. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

     4.4 Amendments and Waivers. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company and GSCP.

     4.5. Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)   if to the Company, to:
                        ProMedCo Management Company
                        801 Cherry Street, Suite 1450
                        Fort Worth, Texas 76102
                        Facsimile: (817) 335-8321
                        Attention: Robert Smith
                                   Chief Financial Officer

                        with a copy to (which shall not constitute notice):

                        Dyer, Ellis & Joseph
                        600 New Hampshire, NW
                        Washington, DC 20037
                        Telecopy: (202) 944-3068
                        Attention: Michael Joseph, Esq.

                  (ii)  if to the GSCP Parties, to:

                        GS Capital Partners III, L.P.
                        c/o Goldman, Sachs & Co.
                        85 Broad Street
                        New York, New York  10004
                        Telecopy:  (212) 357-5505
                        Attention:  Mr. Sanjeev Mehra
                        Attention:  Ben Adler, Esq.

                        with copies to (which shall not constitute notice):

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004
                        Telecopy:  (212) 859-8587
                        Attention:  Robert C. Schwenkel, Esq.

                  (iii) if to the MTS Entities, to:

                        MTS Investors E, L.P.
                        c/o MTS Partners, L.P.
                        65 E. 55th Street, 33rd Floor
                        New York, NY 10022
                        Telecopy: (212) 857-3195
                        Attention: Curtis S. Lane

                        with a copy to (which shall not constitute notice):

                        Schulte Roth & Zabel LLP
                        900 Third Avenue, 20th Floor
                        New York, NY  10022
                        Telecopy: (212) 756-2431
                        Attention: Andre Weiss, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.6. Miscellaneous. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

          (b) This Agreement and the other Transaction Documents and the Confidentiality Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

          (d) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (e) This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          (h) The parties hereto agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     4.7. Prior Agreements. Each of the Holders and the Company hereby agrees that any agreement previously entered into by it pursuant to which the Company granted to it any registration rights shall be superseded by this Agreement and each such agreement (and any rights such Holder has pursuant to such agreement) shall be terminated, null and void and no longer in effect, including, without limitation, the Registration Rights Agreement, dated as of January 13, 2000, by and among the Company and the GSCP Parties and the First Amendment to the Registration Rights Agreement, dated as of May 5, 2000.

     4.8. No Inconsistent Agreements. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of GSCP, neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the GSCP Parties, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the GSCP Parties shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

          IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.


                                    PROMEDCO MANAGEMENT COMPANY

                                    By: /s/ Robert D. Smith
                                       -------------------------------------
                                       Name:  Robert D. Smith
                                       Title: Chief Financial Officer

                                    GS CAPITAL PARTNERS III, L.P.

                                    By:  GS Advisors III, L.L.C.,
                                         its general partner

                                    By:  /s/ John E. Bowman
                                         ------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President

                                    GS CAPITAL PARTNERS III OFFSHORE, L.P.

                                    By:  GS Advisors III, L.L.C.,
                                         its general partner

                                    By:  /s/ John E. Bowman
                                         ------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President

                                    GOLDMAN, SACHS & CO. VERWALTUNGS GMBH

                                    By: /s/ Joseph H. Gleberman
                                       -------------------------------------
                                       Name:  Joseph H. Gleberman
                                       Title: Managing Director

                                    and

                                    By: /s/ John E. Bowman
                                       -------------------------------------
                                       Name:  John E. Bowman
                                       Title: Registered Agent

                                    STONE STREET FUND 2000, L.P.

                                    By:  Stone Street 2000, L.L.C.,
                                         its general partner

                                    By:  /s/ John E. Bowman
                                         -----------------------------------
                                         Name:  John E. Bowman
                                         Title: Vice President

                                    MTS INVESTORS E, L.P.

                                    By:  MTS Investors, L.L.C.,
                                         its general partner

                                    By:  /s/ Curtis S. Lane
                                         -----------------------------------
                                         Name:  Curtis S. Lane
                                         Title: Partner